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                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION

                                       of

                        TRIAD HOSPITALS HOLDINGS I, INC.


          THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                   ARTICLE I
                                   ---------

          The name of the Corporation is: Triad Hospitals Holdings I, Inc. (hereinafter referred to as the "Corporation").

                                   ARTICLE II
                                   ----------

          The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, DE 19805, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

                                  ARTICLE III
                                  -----------

  The purpose for which the Corporation is organized is to engage in any lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV
                                   ----------

  The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $.01 per share.

                                   ARTICLE V
                                   ---------

  Elections of directors need not be by written ballot unless required by the by-laws of the Corporation. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the General Corporation Law of the State of Delaware.
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                                   ARTICLE VI
                                   ----------

        In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal by-laws adopted by the Board of Directors.

                                  ARTICLE VII
                                  -----------

        No director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit any liability that may exist with respect to (1) a breach of the director's duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as in effect on the date hereof and as such Section may be amended after the date hereof to the extent such amendment permits such liability to be further eliminated or limited. The Corporation shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (as in effect on the date hereof and as such Section may be amended after the date hereof) each person that such Section grants the Corporation the power to indemnify.

                                  ARTICLE VIII
                                  ------------

  The name and address of the sole incorporator is as follows:

               Jennifer Meyer
               Dewey Ballantine LLP
               1301 Avenue of the Americas
               New York, NY  10019


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        IN WITNESS WHEREOF, the undersigned has executed this document as of the
________ day of April, 1999.


                                         ---------------------------------
                                         Jennifer Meyer
                                         Sole Incorporator


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